Exhibit 10.1

FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”), dated as of October 1, 2015, among POWERSECURE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the lenders as identified as Lenders on the signature pages hereof (collectively, the “Lenders”) and CITIBANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”).

BACKGROUND

A. The Borrower, the Lenders, and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of December 21, 2011 (said Credit Agreement, as amended and restated, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B. The Borrower, the Lenders and the Administrative Agent desire to amend the Credit Agreement and waive an Event of Default that occurred thereunder.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1. AMENDMENT. The definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement is amended to read as follows:

“Change of Control” means, with respect to any Person, an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Equity Investors, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Voting Equity Interests of such Person (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the Voting Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such Interests that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such Interests.

2. Waiver. Subject to satisfaction of the conditions to effectiveness to this Fifth Amendment set forth in Section 4 hereof, the Lenders hereby waive any and all Events of Default (a) that occurred under Section 8.01(c) of the Credit Agreement as a result of the failure of Southern Energy Management PowerSecure, LLC to give the Administrative Agent, as Secured Party, 10 days prior written notice of the change of its name to PowerSecure Solar, LLC as required by Section 4.2(a) of the Security Agreement dated as of June 5, 2012 by Southern Energy Management PowerSecure, LLC in favor of the Administrative Agent, as Secured Party; and (b) that occurred or occurs as a result of the dissolution of the Dissolved Guarantors (as defined in Section 7(b)(ii) hereof), provided that the Administrative Agent receives appropriate Organization Documents evidencing the dissolution of any Dissolved Guarantors whose dissolution is completed after the date hereof within 10 days after such dissolution is completed.

3. REPRESENTATIONS AND WARRANTIES. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and after giving effect to the waiver provided in Section 2 hereof:

(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnish pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c) (i) the Borrower has full power and authority to execute and deliver this Fifth Amendment, (ii) this Fifth Amendment has been duly executed and delivered by the Borrower, and (iii) this Fifth Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d) neither the execution, delivery and performance of this Fifth Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will violate any Law or conflict with any Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of it property is subject; and

(e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower, of this Fifth Amendment or (ii) the acknowledgement by each Guarantor of this Fifth Amendment.

4. CONDITIONS TO EFFECTIVENESS. All provisions of this Fifth Amendment shall be effective upon satisfaction or completion of the following:

(a) the Administrative Agent shall have received counterparts of this Fifth Amendment executed by the Lenders;

(b) the Administrative Agent shall have received counterparts of this Fifth Amendment executed by the Borrower and acknowledged by each Guarantor;

(c) the Administrative Agent shall have received appropriate Organization Documents evidencing (i) the dissolution of the Dissolved Guarantors whose dissolution was completed prior to the date hereof, (ii) the merger of the Merged Guarantors (as defined in Section 7(b)(ii) hereof) with and into EnergyLite, Inc., and (iii) the name change of Southern Energy Management PowerSecure, LLC to PowerSecure Solar, LLC;

(d) the Administrative Agent shall have received a Guaranty Supplement and Security Agreement executed by PowerSecure Lighting, LLC, together with an Officer’s Certificate of PowerSecure Lighting, LLC, with a Certificate of Formation, certified by the Delaware Secretary of State, the Limited Liability Company Agreement for PowerSecure Lighting, LLC, Resolutions, and a Good Standing Certificate from the State of Delaware; and

(e) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

5. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon the effectiveness of this Fifth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

6. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fifth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

7. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fifth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by (i) this Fifth Amendment or any of the provisions contemplated herein, (ii) the dissolution of PowerPackages, LLC, PowerSecure Haiti USA, Inc., WaterSecure Holdings, Inc., and Marcum Gas Metering, Inc. (the “Dissolved Guarantors”) and the merger of Efficient Lights, LLC and Innovative Electronic Solutions Lighting, LLC (the “Merged Guarantors”) with and into EnergyLite, Inc., or (iii) the resulting release of the Dissolved Guarantors and the Merged Guarantors from the liability under their Guaranty, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty. By signing below, each Lender and the Administrative Agent acknowledges and agrees that from and after the date hereof, any and all references to the Guarantors shall not include any Dissolved Guarantor or any Merged Guarantor.

8. EXECUTION IN COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Fifth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

9. GOVERNING LAW; BINDING EFFECT. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights arising from this Fifth Amendment or any other Loan Document, and any prohibited assignment shall be null and void.

10. HEADINGS. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

11. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIFTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE

FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first above written.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Chief Financial Officer

Signature Page – Fifth Amendment

CITIBANK, N.A., as Administrative Agent and Lender

By:	/s/ Gary D. Pitcock
Gary D. Pitcock
Senior Vice President

Signature Page – Fifth Amendment

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Steven G. Ballard
Name:	Steven G. Ballard
Title:	Senior Vice President

Signature Page – Fifth Amendment

ACKNOWLEDGED AND AGREED:

POWERSECURE, INC.

POWERSERVICES, INC.

ENERGYLITE, INC.

UTILITYENGINEERING, INC.

UTILITYDESIGN, INC.

REID’S TRAILER, INC.

INNOVATION ENERGIES, LLC

POWERSECURE SOLAR, LLC

SOLAIS LIGHTING, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Chief Financial Officer for all

Signature Page – Fifth Amendment